                                                                    Exhibit 5.1


                             Lathrop & Gage L..C.
                             2345 Grand Boulevard
                         Kansas City, Missouri 64108
                                (816) 292-2000

                              February 22, 2002

AMC Entertainment Inc.
106 West 14th Street
Kansas City, Missouri 64105

Gentlemen:

      We have acted as counsel for AMC Entertainment Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement (File No. 333-75208) on Form S-3 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 10,350,000 shares of Common Stock, 66 2/3 cents par value per share of the Company (the "Common Stock"), including 1,350,000 shares subject to an over-allotment option granted to the underwriters.

      In connection therewith, we have examined:

      1. The resolutions of the Board of Directors of the Company, which resolutions authorize the preparation and filing of the Registration Statement and certain related transactions;

      2.    The Registration Statement;

      3.    The certificate of incorporation of the Company; and

      4.    The Bylaws of the Company, as amended.

      We also have made such other factual and legal investigations as we deemed necessary or appropriate in order to render the opinion hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all photostatic documents and certified copies submitted to us to the original documents. As to matters of fact, we have relied, to the extent we deem proper, upon the representations and certificates of officers of the Company and upon certain certificates of and telephone conversations with public officials.

      Based solely on the foregoing, we are of the opinion that the shares of Common Stock are duly authorized and, upon delivery by the Company and receipt by the Company of adequate consideration therefor, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references made to this firm in such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                          Very truly yours,


                                          /s/ Lathrop & Gage, L.C.